                                                                     EXHIBIT 5.1

                              KIRKLAND & ELLIS LLP
                           AND AFFILIATED PARTNERSHIPS


                                Citigroup Center
                              153 East 53rd Street
                          New York, New York 10022-4611

212 446-4800                                             Facsimile: 212 446-4900


                             _________________, 2005


Valor Communications Group, Inc.
201 E. John Carpenter Freeway
Suite 200
Irving, Texas 75062

Ladies and Gentlemen:

      We are acting as special counsel to Valor Communications Group, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of shares of its Common Stock, par value $0.01 per share (the "Common Stock"), including shares of its Common Stock to cover over-allotments, if any, pursuant to a Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission (the "Commission") on April 8, 2004 under the Securities Act of 1933 (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The shares of Common Stock to be issued and sold by the Company pursuant to the Registration Statement are referred to herein as the "Firm Shares" and the shares of Common Stock to be sold by the selling stockholders identified in the Registration Statement are referred to herein as the "Secondary Shares."

      In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Restated Certificate of Incorporation (the "Restated Charter") of the Company in the form filed as Exhibit 3.1 to the Registration Statement to be filed with the Secretary of State of the State of Delaware prior to the sale of the shares of Common Stock registered pursuant to the Registration Statement (the "Shares"); (ii) the Bylaws (the "Bylaws") of the Company in the form filed as Exhibit 3.2 to the Registration Statement; (iii) the form of underwriting agreement attached as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement"); (iv) resolutions of the Board of Directors and stockholders of the Company with respect to this issuance and sale of the Firm Shares and the original issuance of the Secondary Shares (the "Resolutions"); and (v) the Registration Statement.

      For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as



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________________, 2005
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copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto. In rendering the opinion set forth below with respect to the Secondary Shares, we have assumed that the Company has received the entire amount of the consideration contemplated by the Resolutions of the Board of Directors of the Company authorizing the issuance of such shares of Common Stock. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

      Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, when (i) the Restated Charter is filed with the Secretary of State of the State of Delaware, (ii) the final Underwriting Agreement is duly executed and delivered by the parties thereto, and (iii) the Registration Statement becomes effective under the Act:

      1. The Secondary Shares will be duly authorized and validly issued, fully paid and non-assessable; and

      2. When the Firm Shares are registered by the Company's transfer agent and delivered against payment of the agreed consideration therefore, all in accordance with the Underwriting Agreement and the Resolutions, the Firm Shares will be validly issued, fully paid and non-assessable.

      Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.

      We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

      This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

      This opinion is furnished to you in connection with the filing of the Registration Statement.



                                          Sincerely,




                                          KIRKLAND & ELLIS LLP